                                   Exhibit 11

                       CAPITAL INVESTMENT OF HAWAII, INC.
                                AND SUBSIDIARIES

                      Computation of Loss Per Common Share


                                                                                  YEARS ENDED JULY 31,
                                                     -----------------------------------------------------------------------
                                                         1997           1996          1995           1994           1993
                                                     ------------   ------------   ------------   ------------   -----------

      Loss from continuing operations                $  (420,934)       (17,033)      (247,298)      (514,690)        62,653

      Discontinued operations                           (426,050)      (356,325)      (560,628)      (908,763)    (1,083,432)
                                                     -----------    -----------    -----------    -----------    -----------

              Net loss applicable to common
               shareholders                          $  (846,984)      (373,358)      (807,926)    (1,423,453)    (1,020,779)
                                                     ===========    ===========    ===========    ===========    ===========

      Divided by weighted average number of common
         shares outstanding during the year            1,032,683      1,032,683      1,032,683      1,032,683      1,032,683
                                                     ===========    ===========    ===========    ===========    ===========

      Loss per common share:
         Continuing operations                              (.41)          (.02)          (.24)          (.50)           .06
         Discontinued operations                            (.41)          (.34)          (.54)          (.88)         (1.05)
                                                     -----------    -----------    -----------    -----------    -----------

              Net loss                                      (.82)          (.36)          (.78)         (1.38)          (.99)
                                                     ===========    ===========    ===========    ===========    ===========